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EXHIBIT 99.3

                   Name(s) of Registered Holder(s): ____________________________

                     FORM OF NOTICE OF GUARANTEED DELIVERY
                           FOR SHARES OF COMMON STOCK
                      OF BPI PACKAGING TECHNOLOGIES, INC.


    As set forth in the Prospectus dated January , 2000 under "The Rights Offering--Guaranteed Delivery Procedures," this form may be used as a means of effecting subscription and payment for all shares of common stock of BPI Packaging Technologies, Inc. for which you subscribed. This completed form shall be delivered to the Subscription Agent by mail, hand delivery, facsimile or
overnight courier on or prior to             , 2000.


                           THE SUBSCRIPTION AGENT IS:

                   American Stock Transfer and Trust Company

                           BY MAIL OR HAND DELIVERY:

                   American Stock Transfer and Trust Company
                           40 Wall Street, 46th Floor
                               New York, NY 10005

                                 BY FACSIMILE:

                                 (718) 234-5001

                             CONFIRM BY TELEPHONE:

                                 (718) 234-2700

                             BY OVERNIGHT COURIER:

                   American Stock Transfer and Trust Company
                              Exchanges & Tenders
                           40 Wall Street, 46th Floor
                               New York, NY 10005

                 DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR
             TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE, OTHER THAN
            AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

    The member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company, having an office or correspondent in the United States which completes this form must communicate the guarantee and the number of shares subscribed for to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, guaranteeing delivery of: (i) payment in full for all subscribed shares at a price of $0.04 per share; and (ii) a properly completed and signed copy of the Subscription Certificate, to the Subscription Agent within three NASDAQ trading days following the date of this Notice of Guaranteed Delivery. Failure to do so will result in a forfeiture of the Rights.
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                                   GUARANTEE

    The undersigned, a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company, having an office or correspondent in the United States, guarantees delivery to the Subscription Agent within three NASDAQ trading days following the date of this Notice of Guaranteed Delivery of: (A) a properly completed and executed Subscription Certificate; and (B) payment in full for all subscribed shares at a price of $0.04 per share.

    No of rights you hold: ________________________

    No. of shares of common stock for which you subscribed pursuant to the basic rights: ______________ X $0.04 = Payment due: $______________

    No. of shares of common stock for which you subscribed pursuant to the oversubscription rights: ______________ X $0.04 = Payment due: $______________

    Total payment due: $______________

METHOD OF DELIVERY (CIRCLE ONE)

    A. Through the Depository Trust Company ("DTC"); or

    B.  Direct to the Subscription Agent.

    Please note that if you are guaranteeing for the exercise of oversubscription rights, and are a DTC participant, you must also execute and forward to American Stock Transfer and Trust Company a Nominee Holder Oversubscription Exercise Form.

    Please assign below a unique control number for each guarantee submitted. This number should be referenced on any direct delivery or any delivery through DTC.

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Name of Firm                                      Authorized Signature

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Address                                           Title

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Zip Code                                          Name(s) (Please Type or Print)

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Telephone Number                                  Date

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DTC Participant Number
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